Exhibit 99.(14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Comparison of Other Service Providers” and “Financial Statements and Experts” in the Joint Proxy Statement and Prospectus in the Registration Statement of Morgan Stanley Institutional Fund, Inc. on Form N-14.

We also consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information of Van Kampen Global Growth Fund dated July 31, 2009 and Van Kampen Core Growth Fund dated December 30, 2009, incorporated by reference in the Joint Proxy Statement and Prospectus in the Registration Statement of Morgan Stanley Institutional Fund, Inc. on Form N-14.

We also consent to the use of our report dated May 15, 2009 on Van Kampen Global Growth Fund and our report dated October 26, 2009 on Van Kampen Core Growth Fund incorporated by reference in the Joint Proxy Statement and Prospectus in the Registration Statement of Morgan Stanley Institutional Fund, Inc. on Form N-14.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

January 14, 2010